UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 13, 2021

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMT	New York Stock Exchange
1.375% Senior Notes due 2025	AMT 25A	New York Stock Exchange
1.950% Senior Notes due 2026	AMT 26B	New York Stock Exchange
0.500% Senior Notes due 2028	AMT 28A	New York Stock Exchange
1.000% Senior Notes due 2032	AMT 32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreements

On January 13, 2021, American Tower Corporation (the “Company”), through its wholly-owned subsidiary, American Tower International, Inc. (the “Purchaser”), entered into two agreements (the “Securities Purchase Agreements”) with Telxius Telecom, S.A., a subsidiary of Telefónica, S.A., (the “Seller”) to acquire the Seller’s European tower division and Latin American tower division through the purchase of 100% of the outstanding shares of five companies owned, directly or indirectly, by the Seller (the “Telxius Companies”).

The Telxius Companies are engaged in the construction, holding, management and operation of approximately 31,000 communications sites, including towers, distributed antenna systems and small cells, in Argentina, Brazil, Chile, Germany, Peru and Spain. The total consideration for the transactions, including the Purchaser’s assumption of the Seller’s future committed acquisitions, is approximately €7.7 billion (approximately $9.4 billion at current foreign exchange rates), subject to certain closing adjustments (the “Transactions”).

The Securities Purchase Agreements contain customary representations, warranties and covenants of the parties. Consummation of the Transactions is subject to customary closing conditions, including government and regulatory approval, and is expected to close in tranches, beginning in the second quarter of 2021. The Securities Purchase Agreements contain customary termination provisions and, in addition, may be terminated by the Seller if certain closing conditions have not been satisfied or waived prior to the second quarter of 2022 (subject to certain regulatory considerations in Latin America) for any reason not attributable to the Seller.

Commitment Letter

In connection with entering into the Securities Purchase Agreements, the Company entered into a commitment letter (the “Commitment Letter”), dated January 13, 2021, with Bank of America, N.A. and BofA Securities, Inc. (collectively, the “Commitment Parties”), pursuant to which the Commitment Parties have committed to provide up to €7.5 billion (approximately $9.1 billion at current foreign exchange rates) in bridge loans (the “Bridge Loan Commitment”) to ensure financing for the Transactions.

The Commitment Letter contains, and the credit agreement in respect of the Bridge Loan Commitment, if any, will contain, certain customary conditions to funding, including, without limitation, (i) the execution and delivery of definitive financing agreements for the Bridge Loan Commitment and (ii) other customary closing conditions set forth in the Commitment Letter. The Company will pay certain customary commitment fees and, in the event it makes any borrowings in connection with the Bridge Loan Commitment, funding and other fees.

The foregoing descriptions of the Securities Purchase Agreements and Commitment Letter do not purport to be complete and are qualified in their entirety by reference to the terms and provisions of such agreements, copies of which will be filed as exhibits to the Company’s Form 10-K for the year ended December 31, 2020.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information set forth in Item 1.01 above is incorporated into this Item 2.03 disclosure by reference.

Item 7.01	Regulation FD Disclosure.

On January 13, 2021, the Company issued a press release (the “Press Release”) announcing the Transactions described in Item 1.01. A copy of the Press Release is furnished herewith as Exhibit 99.1. The information contained in Exhibit 99.1 is incorporated into this Item 7.01 disclosure by reference.

Beginning on January 13, 2021, the Company intends to make available to investors presentation slides regarding the Transactions. On that date, these presentation slides will be available on the Company’s website, www.americantower.com, under the Investor Presentations section of the Investor Relations page.

Information contained on the Company’s website or that can be accessed through the Company’s website is not incorporated into, and does not constitute a part of, this Current Report on Form 8-K. The Company has included its website address only as an inactive textual reference and does not intend it to be an active link to the Company’s website.

The information disclosed in or incorporated by reference into this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such exhibit be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated January 13, 2021 (furnished herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION

(Registrant)

Date: January 13, 2021	By:	/s/ Rodney M. Smith
Rodney M. Smith
Executive Vice President, Chief Financial Officer and Treasurer